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                                                                EXHIBIT 10.8

                              UNITIVE CORPORATION
                              EMPLOYMENT AGREEMENT

Employment Agreement, between UNITIVE Corporation, a Michigan Corporation ("UNITIVE") ("the company"), 31731 Northwestern Highway, Suite 266W, Farmington Hills, Michigan, 48334, and Kenneth T. Boon ("the employee") 45331 Byrne Dr. Northville, Michigan 48167.

TERMS AND CONDITIONS OF EMPLOYMENT: Employment shall commence on March 15, 1993, as stated in the original employment agreement. Terms of this employment agreement shall be effective on January 1, 1996. There is no fixed or minimum term to this Agreement. The employee recognizes that he/she is serving solely at the will of the company. Further, the employee recognizes that his/her employment can be terminated by the company, with or without cause for any reason whatsoever, at any time by notice from the company. The employee agrees that there is no continuing right to compensation. The employee further recognizes his/her obligations under applicable sections of this Agreement, including, but not limited to, the sections governing employee warranties, non-competition, proprietary rights, and confidential information, will survive any termination of employment or this employment agreement.

CLASSIFICATION AND DUTIES: The employee's title shall be President and Chief Operating Officer. The employee shall perform such services as are directed by the company and described in the Service Agreement with clients of the company.

COMPENSATION: In full consideration for the services to be provided by the employee hereunder, the employee shall receive compensation consisting of salary, employee benefits, and bonus, if any, as described below. All salary, benefits, bonus, if any and reimbursement shall cease as of the date of any termination of employment.

SALARY:  The bi-weekly salary will be $4,807.70.

EMPLOYEE BENEFITS: The company may offer benefits from time to time to its employees. Eligibility to receive such benefits will be subject to eligibility rules as defined by the plan. Insurance coverages shall commence in accordance with the eligibility rules, company policy and the e requirement of the insurance carrier. The company reserves the right to change or revoke any policies or benefits at any time.






                          PROPRIETARY AND CONFIDENTIAL
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BONUS:  Objective measures will be established and goals for performance will be set and reviewed on a quarterly and annual basis.

EXPENSE REIMBURSEMENT: The employee will be reimbursed for reasonable, necessary and authorized expenses incurred in the course of service and solicitation of clients in accordance with company policy. Expense reimbursement incurred in servicing a client will at no time be greater than that enjoyed by the company in its Service Agreement with the client.

COMPANY RESOURCES: The employee recognizes that all company resources of any kind and nature including but not limited to personnel; equipment and telephones; software; written materials, methods and procedures; client and prospect names, files and documentation are the sole property of the company and shall not be used for personal or any other non-company reasons.

OTHER GAINFUL EMPLOYMENT: The employee shall devote full employment energies, abilities and time to the performance of services hereunder. The employee is prohibited from performing services similar to those offered by UNITIVE on behalf of any other company, organization, individual or other legal entity. The employee is also prohibited from soliciting or negotiating to perform services similar to those offered by UNITIVE on behalf of any other company organization, individual or legal entity. Further, the employee must seek written approval of the company prior to engaging in any employment of any nature, similar to the company's services or otherwise.

NON-COMPETITION: In consideration of employment with UNITIVE Corporation, the employee is prohibited from soliciting business and/or performing services via direct employment or through a party other than UNITIVE for a period of one (1) year from the date of any termination of employment with UNITIVE for clients of UNITIVE or prospective clients of UNITIVE identified during the term of employment. Employee accepts the obligation to inform UNITIVE of prospective business opportunities.

For purposes of defining clients and prospective clients relative to non-competition, a "client" is any entity that UNITIVE has provided services within the twenty-four (24) month period prior to the date of the employee's termination; a "prospective client" is any entity that has been subject to documented UNITIVE sales and marketing activity, other than mass mailings, within six (6) months prior to the employee's termination date.

Further, the employee is prohibited from engaging in healthcare information systems and management consulting businesses for a period of six (6) months following the date of termination.
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PROPRIETARY RIGHTS:  The employee agrees that all work and creation of work products associated with this Employment Agreement are deemed work for hire for UNITIVE. In consideration of employment with UNITIVE the employee assigns and transfers to UNITIVE all property rights of any kind and nature (including without limitation royalties, other income and property rights) in discoveries, inventions, patentable material, copyrightable materials (including any writing, book, article computer program, work method, film, recording or graphic production) and other work products. The employee further agrees the employee shall cause to be furnished to UNITIVE such instruments, instructions, and documentation as UNITIVE may reasonably require to insure that the aforesaid rights shall belong to UNITIVE. The employee shall, upon request by UNITIVE, return or destroy all proprietary information as so directed by the company.

The only items which may be excluded from this Agreement must meet all of the following criteria:

      (1) Developed entirely on employee's own time and is outside the scope of his/her duties with UNITIVE.

      (2) Not related to employee's duties as an employee of the company.

      (3) Developed without any use of the company's resources, facilities, personnel, financial support or data compiled as part of employee's work with UNITIVE.

CONFIDENTIAL INFORMATION: The employee recognizes that in the course of performance of work for the company the employee will obtain access to materials and information of UNITIVE that constitute trade secrets and proprietary information of UNITIVE including, without limitation, descriptions of UNITIVE's products and services, planned products and services, business and marketing/sales plans, employee compensation plans, employee medical information, identities of suppliers, customers and prospective customers, identities of employees and prospective employees, prices and pricing policies in whatever form received by employee, including without limitation, written, voice, electronic or magnetic media or graphic display. The employee shall not utilize any such information for any purpose other than the performance of this Employment Agreement and shall not disclose any such information to any third party. The employee shall, upon request by UNITIVE, return or destroy, as directed by UNITIVE any media in which such information is recorded.

The employee shall observe any restrictions with respect to the use and disclosure of the confidential information of UNITIVE's clients that are specified in UNITIVE's Service Agreement with the client, or that are reasonably required by the client.



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EMPLOYEE WARRANTIES:  By entering into this Agreement, employee represents and warrants that he/she is able to perform the contemplated duties of employment without breach of confidentiality or disclosure of proprietary information of any third party, and that no proprietary information of any third party shall be disclosed to UNITIVE. Employee also represents and warrants that he/she is not prohibited from entering into this employment Agreement by any non-competition agreement, lawful or unlawful, or any other restrictions.

Further, the employee agrees to indemnify and hold harmless UNITIVE from any claim or cause of action, including attorney fees, by any person or entity against UNITIVE arising out of alleged breach by employee of any confidentiality agreement, non-competition agreement or any other restrictions inconsistent with foregoing representation of employee.

Employee acknowledges that due to the nature of the business of UNITIVE and its affiliates, and the value to UNITIVE and its Affiliates, Licensors and Licensees of Proprietary Information, the breach by Employee of any of the provisions hereof, including without limitation, Confidentiality, Proprietary Information, Proprietary Rights and Non-Competition may not adequately be compensated in damages alone and, therefore, UNITIVE shall be entitled to seek injunctive relief to prevent any threatened or continuing breach of any of the terms and provisions hereof, and in addition shall be entitled to seek any and all other remedies available at law or in equity. In the event UNITIVE takes legal action to enforce its rights under this agreement, UNITIVE shall also be entitled to recover its actual costs and attorney fees.

POLICES AND PROCEDURES: The employee recognizes the necessity for company's policies and procedures and company's right to change, revoke or supplement published policies and procedures at any time and agrees that he/she will comply with company's policies and procedures or be subject to corrective action and/or termination. The employee further understands that the company expressly reserves the right to discharge "at will," and the company, in its sole discretion, may either warn, reassign, suspend, or discharge any employee "at will," whichever it chooses at any time.

TERMINATION OF EMPLOYMENT: In the event employment with the company is terminated by either the employee or the company, the employee agrees to return all materials acquired during the term of employment with the company. Specifically, this is to include without limitation computers, disks, computers, work papers, manuals, training manuals, notes, articles, phone lists correspondence, proposals, addresses, reports, phone cards, office keys and any and all material related to employment with the company.

FELONY CONVICTIONS: Employee represents and warrants that he/she has never been convicted of a felony.

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VACATION:  Employee shall have three (3) weeks paid vacation each employment year. Vacation must be requested, scheduled and approved in accordance with company policies. Vacation time does not carry over from one employment year to the next and there is no cash option to vacation benefits. Upon resignation/termination of employment, vacation is forfeited; remaining vacation will not be converted to cash.

ENTIRE AGREEMENT: This Employment Agreement constitutes the entire agreement between the company and the employee and supersedes all prior written or oral communications with respect to the subject matter hereof. This Employment Agreement may be amended only by a writing executed by the company and the employee.

CHOICE OF LAW AND FORUM: This Employment Agreement will be governed by and interpreted in accordance with the laws of the State of Michigan.

Any action arising out of this Agreement or the termination of this Agreement, or the performance of services under this agreement, or the relationship between the parties established herein, shall be brought only in the Oakland County Circuit Court, Michigan, or United States District Court for the Eastern District of Michigan, Southern Division at Detroit, Michigan, and Employee hereby consents to and submits to the jurisdiction of either of such courts for such purpose.

SAVINGS CLAUSE: In the event that any provision of the Employment Agreement is found to be invalid by any court of competent jurisdiction, the remaining provisions shall remain in full force and effect.


SIGNATURES

Acknowledged and accepted, for UNITIVE Corporation

___________________        _________________________      __________________
NAME                       TITLE                          DATE

I hereby acknowledge that I have voluntarily entered into this Employment Agreement after having a full and adequate opportunity to review its provisions.

Acknowledged and accepted

___________________        ________________________       __________________
NAME                       TITLE                          DATE


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